UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CONSTELLATION ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The presentation set forth below will be used by Constellation Energy Group, Inc. (“Constellation”) in connection with discussions with shareholders about the pending merger involving Constellation and MidAmerican Energy Holdings Company (“MidAmerican”).

###

Constellation Energy / MidAmerican Merger Investor Presentation December 2008

2 Forward Looking Statements Disclosure Certain statements made in this presentation are forward-looking statements and may contain words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” and other similar words. We also disclose non-historical information that represents management’s expectations, which are based on numerous assumptions. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to be materially different from projected results. These risks include, but are not limited to: the timing and extent of changes in commodity prices for energy including coal, natural gas, oil, electricity, nuclear fuel, freight and emissions allowances and the impact of such changes on our liquidity requirements; the timing and extent of deregulation of, and competition in, the energy markets, and the rules and regulations adopted on a transitional basis in those markets; the conditions of the capital markets, interest rates, availability of credit, liquidity and general economic conditions, as well as Constellation Energy’s and BGE’s ability to maintain their current credit ratings; the ability to attract and retain customers in our competitive supply activities and to adequately forecast their energy usage; the effectiveness of Constellation Energy’s and BGE’s risk management policies and procedures and the ability and willingness of our counterparties to satisfy their financial and other commitments; the liquidity and competitiveness of wholesale markets for energy commodities; uncertainties associated with estimating natural gas reserves, developing properties and extracting gas; operational factors affecting the operations of our generating facilities (including nuclear facilities) and BGE’s transmission and distribution facilities, including catastrophic weather-related damages, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, unavailability of coal or gas transportation or electric transmission services, workforce issues, terrorism, liabilities associated with catastrophic events, and other events beyond our control; the inability of BGE to recover all its costs associated with providing customers service; the effect of weather and general economic and business conditions on energy supply, demand, and prices; regulatory or legislative developments that affect deregulation, transmission or distribution rates, demand for energy, or that would increase costs, including costs related to nuclear power plants, safety, or environmental compliance; the ability of our regulated and non-regulated businesses to comply with complex and/or changing market rules and regulations; the actual outcome of uncertainties associated with assumptions and estimates using judgment when applying critical accounting policies and preparing financial statements, including factors that are estimated in applying mark-to-market accounting, such as the ability to obtain market prices and in the absence of verifiable market prices, the appropriateness of models and model impacts (including, but not limited to, extreme contractual load obligations, unit availability, forward commodity prices, interest rates, correlation and volatility factors); changes in accounting principles or practices; losses on the sale or write-down of assets due to impairment events or changes in management intent with regard to either holding or selling certain assets; our ability to successfully identify and complete acquisitions and sales of businesses and assets; cost and other effects of legal and administrative proceedings that may not be covered by insurance, including environmental liabilities; the likelihood and timing of the completion of the pending merger with MidAmerican Energy Holdings Company and the terms and conditions of any regulatory approvals; and the ability to complete our strategic initiatives to improve our liquidity. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Please see our periodic reports filed with the SEC for more information on these factors. These forward-looking statements represent estimates and assumptions only as of the date of this presentation, and no duty is undertaken to update them to reflect new information, events or circumstances.

3 Use of Non-GAAP Financial Measures Constellation Energy presents several non-GAAP financial measures in this presentation in addition to information in accordance with generally accepted accounting principles (GAAP) amounts. This includes measures such as adjusted earnings per share (adjusted EPS), Gross Margin, EBIT, EBITDA, Net Debt to Total Capital, Free Cash Flow, and Adjusted Net Debt to Adjusted Total Capital. Constellation Energy provides its earnings and annual earnings guidance in terms of adjusted EPS. Adjusted EPS differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges, and synfuel earnings. The mark-to-market impact of economic non-qualifying hedges is significant to reported results, but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings are excluded due to the potential for oil price volatility to result in a difficult-to-forecast phase-out of tax credits. We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe this measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management's performance and for compensation purposes. Constellation Energy is unable to reconcile its annual earnings guidance to GAAP earnings per share because we do not predict the future impact of special items, economic, non-qualifying hedges or synfuel earnings due to the difficulty of doing so. The impact of special items, economic, non-qualifying hedges, or synfuel earnings could be material to our operating results computed in accordance with GAAP. We note that adjusted EPS and the other non-GAAP measures utilized by Constellation Energy are not in accordance with GAAP and should not be viewed as an alternative to GAAP information. A reconciliation of non-GAAP information to GAAP information is included either on the slide where the information appears or on one of the slides in the Non-GAAP Measures section provided at the end of the presentation, along with additional information on why and how Constellation Energy uses this information.

4 Additional Information This communication is being made in respect of the proposed merger transaction involving Constellation Energy and MidAmerican Energy Holdings Company. In connection with the proposed transaction, Constellation Energy has filed with the Securities and Exchange Commission and mailed to its shareholders a definitive proxy statement. Shareholders are encouraged to read the definitive proxy statement regarding the proposed transaction because it contains important information. Shareholders may obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican Energy Holdings Company and the proposed transaction, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). These materials can also be obtained, when available, without charge, by directing a request to Innisfree M&A, Inc. at (877) 717-3923. Constellation Energy, MidAmerican Energy Holdings Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Constellation Energy’s directors and executive officers is available in Constellation Energy’s Current Reports on Form 8-K, notice of annual meeting and proxy statement for its most recent annual meeting, Annual Report on Form 10-K for the year ended December 31, 2007, and the definitive proxy statement related to the proposed transaction previously filed with the Securities and Exchange Commission.

5 Agenda • Opening Remarks • Company Overview • Merger Overview • Liquidity Update • 2009 Outlook • Closing Remarks • Appendix

Opening Remarks

7 Opening Remarks • Transaction with MidAmerican is the best alternative for shareholders • Unprecedented turmoil in financial markets creates serious concerns about the stability of Constellation Energy • Without MidAmerican’s $1 billion investment in Constellation Energy preferred stock on September 22, 2008, bankruptcy filing by Constellation Energy was likely imminent • Merger price of $26.50 per share is more than stockholders would likely receive in the event of a bankruptcy filing • Market conditions continue to deteriorate making completion of the transaction even more critical • Failure to approve the merger could result in material challenges for continued business operations • MidAmerican is committed to closing the merger with Constellation Energy – Invested $1 billion cash in CEG in conjunction with the merger agreement – Provided up to $350 million of additional liquidity resources – Working closely with regulators and local communities to gain approval • Merger expected to close in the second quarter of 2009

Company Overview

9 Business Overview • Generation – Low-cost, efficient 9,051 MW generation fleet with baseload nuclear and coal-fired facilities producing approximately 99% of annual output • Customer Supply – Market-leading supplier of energy and risk management products to utilities, municipalities, cooperatives, and commercial and industrial customers • Global Commodities – Risk manager, market-leading trader, and developer of Constellation’s energy investments portfolio • Baltimore Gas and Electric – Transmission and distribution utility for 1.2 million electricity customers and 640,000 gas customers in central Maryland

Merger Overview

11 Views of Rating Agencies – Pre-Merger Agreement • Rating agencies concerned about the impact of market conditions on Constellation Energy’s business and need for incremental liquidity • Lehman bankruptcy put added pressure on companies with liquidity needs • On September 17, 2008, S&P put the company on ‘Credit Watch Developing’ citing several factors: – Loss of market confidence and a need for $750 million to $1 billion of incremental equity – Questions about availability of the $2 billion bank facility – Need to complete asset sales or an outright sale of the company • Also on September 17, 2008, Moody’s notified Constellation Energy that it intended to downgrade the company two notches to Baa3 with a negative outlook • Further ratings downgrades would have severely impacted Constellation Energy’s ability to conduct business – Loss of counterparty credit – Increased collateral requirements

12 Constellation Energy Board Process • Thorough and robust board process with multiple meetings during highly tumultuous timeframe due to real risk of immediate bankruptcy • Two investment banks engaged to evaluate best possible alternatives • Board authorized management to find equity on best terms available • Company and its advisors engaged with multiple potential investors and buyers • MidAmerican offer was the best and only offer of immediate capital infusion necessary to manage Constellation Energy’s severe liquidity problems and avoid bankruptcy • MidAmerican provided only offer with full financing in difficult credit environment

13 Alternatives Considered by the Board of Directors • Equity to bridge short-term collateral/funding gap – Market conditions made this alternative unattainable • Increased investment by EDF of $450 million – Conditioned upon confirmation by Moody’s and S&P that there would be no further downgrade of Constellation Energy’s ratings Unable to obtain such confirmation from both ratings agencies – Insufficient to satisfy capital requirements • Strategic transaction – Multiple parties were contacted to gauge interest – Minimum requirement was immediate $1.0 billion equity investment • Bankruptcy filing

14 Selection of MidAmerican Offer • Potential parties considered – MidAmerican Made unsolicited bid to Constellation Energy Showed ability to act quickly Deemed to have low execution risk – EDF / KKR / TPG Existing strategic relationship via UniStar and equity stake in Constellation Energy Merger offer was conditional, did not provide committed financing, and ownership structure was unclear Likely subject to high degree of regulatory scrutiny – Other industry and financial parties • MidAmerican was the only viable alternative – Ability to execute quickly with no financing conditions – Immediate capital investment of $1 billion – Other proposals did not meet immediate liquidity requirements and/or provide sufficient certainty

15 Transaction Overview • MidAmerican offering to purchase all outstanding Constellation Energy common stock for $26.50 per share in cash • Constellation Energy to become wholly owned subsidiary of MidAmerican • MidAmerican made an immediate $1 billion investment through the purchase of convertible preferred stock yielding 8% • Merger expected to close in second quarter of 2009

16 Benefits to Stakeholders • Merger with MidAmerican is best alternative for shareholders • Fully committed financing • Provides near-term price stability approaching transaction price of $26.50 per share • Financial stability for Constellation Energy in increasingly turbulent markets - Failure to complete the merger with MidAmerican could result in material challenges to continued business operations - Ratings agencies maintain cautious outlook; commodity and credit markets remain volatile • MidAmerican and Berkshire Hathaway are committed to Constellation’s business plan and strategic direction, including support for UniStar, a joint venture with EDF • Up to $70 million in rate benefits for BGE customers in the state of Maryland

17 Impact of Non-approval by Shareholders • In the event shareholders do not approve the merger: - Constellation Energy must immediately: • Issue to MidAmerican 9.9% of outstanding common stock (taking into account conversion), or approximately 20 million shares • Pay MidAmerican approximately $593 million in cash $175 million termination fee $418 million for common stock which can not be issued due to regulatory limits - Unused portion of $350 million liquidity resource would terminate - Preferred stock would convert into $1 billion of 14% senior notes, which must be repaid in December 2009 • Would likely require immediate additional liquidity actions to continue operations – Approximately $1.5 billion of maturing debt and incremental $600 million of cash shortfall in 2009 – Elimination of dividend – Difficult capital market environment – Potential rating agency action • Material challenges for continued business operations

18 MidAmerican – Constellation Energy Transaction Approvals • Department of Justice (Hart-Scott-Rodino) and Federal Communications Commission: Approved • FERC and NRC: Approval on track and expected in the first quarter of 2009 • Constellation Energy Shareholders: Special meeting of shareholders scheduled for December 23, 2008 • Maryland Public Service Commission: Approval on track and expected in the second quarter of 2009 • Other Approvals: Expected completion by mid-February – Europe Competition: Approved – Canada Competition: Approved – New York State: Mid-February Expect to close transaction in second quarter of 2009

Liquidity Update

20 $- $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Approved Dec Rejected $ billions Net Available Liquidity MidAmerican liquidity facility $2.4B at Sep 30 $4.6B at Jun 30 $2.0B at Oct 31 $3.2B at Mar 31 $3.4B at Jul 31 (1)Excludes transitional liquidity, which consists of proceeds from the sale of assets, pre-funding of maturing debt and a special purpose credit facility Note: As of Oct. 31, 2008, estimated downgrade collateral requirement projected for December 31, 2008 was approximately $940 million, pro forma for projected reductions resulting from previously announced strategic divestitures Projected Actual (1) In the event of shareholder rejection, Liquidity is expected to decrease by $1.4 billion, due to: • Loss of $350m MEHC put facility • $175m break-up fee • $418m purchase of shares converted above 9.9% • Assumed $500m additional collateral requirements due to merger termination Change in Liquidity – 2008 Historical and Projected

2009 Outlook

22 Preliminary 2009 Standalone Earnings Outlook EPS Guidance Range Generation $2.45 - $2.75 Customer Supply $0.85 - $1.10 Merchant Net Interest Expense ($1.35) - ($1.10) Total Merchant - Ex: Global Commodities $2.10 - $2.60 BGE $0.70 - $0.80 Other Non-Regulated ($0.05) - $0.00 Total - Excluding Global Commodities $2.80 - $3.30 Dilution for 196.8M Shares ($0.30) - ($0.25) Total - After Dilution & Excluding Global Commodities $2.50 - $3.00 Global Commodities ($1.00) - $0.00 Total - Including Global Commodities $1.50 - $3.00 (1) (1) Assumes ability to refinance 2009 liquidity requirements in the event shareholders reject the merger See Appendix Preliminary 2009 earnings estimate indicates wide range of potential outcomes in our global commodities business due to the uncertain impact of reducing portfolio risk

Closing Remarks

24 Closing Remarks • Transaction with MidAmerican is the best alternative for shareholders • Unprecedented turmoil in financial markets creates serious concerns about the stability of Constellation Energy • Without MidAmerican’s $1 billion investment in Constellation Energy preferred stock on September 22, 2008, bankruptcy filing by Constellation Energy was likely imminent • Merger price of $26.50 per share is more than stockholders would likely receive in the event of a bankruptcy filing • Market conditions continue to deteriorate making completion of the transaction even more critical • Failure to approve the merger could result in material challenges for continued business operations • MidAmerican is committed to closing the merger with Constellation Energy – Invested $1 billion cash in CEG in conjunction with the merger agreement – Provided up to $350 million of additional liquidity resources – Working closely with regulators and local communities to gain approval • Merger expected to close in the second quarter of 2009

Appendix

26 Earnings Guidance We exclude special items and certain economic, non-qualifying fuel adjustment clause and gas transportation and storage hedges because we believe that it is appropriate for investors to consider results excluding these items, in addition to our results in accordance with GAAP. We have also adjusted earnings to exclude synfuel results due to the potential volatility and phase-out of the tax credits. We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items, which may recur occasionally, but tend to be irregular as to timing and magnitude, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgments as to what is or is not classified as a special item). We also use this measure to evaluate performance and for compensation purposes. Earnings Guidance Constellation Energy is unable to reconcile its earnings guidance excluding special items to GAAP earnings per share or to GAAP net income because we do not predict the future impact of special items such as the cumulative effect of changes in accounting principles and the disposition of assets.

27 Baltimore Gas & Electric Overview Baltimore Gas & Electric (BGE) As of September 30th, 2008: Electric customers (millions) 1.2 Gas customers (millions) 0.6 Average rate base ($ billions) $3.4 Net Income 2008E Adjusted ($ millions) Net Income 2008E GAAP ($ millions) $152 $26 ROE TTM Return on Rate Base TTM 8.1% 7.3% Long-term expected customer growth 1% Regulators - Electric & gas distribution - Electric transmission Maryland PSC FERC 2007 Industry rank (by # of customers) - Electric distribution - Gas distribution 24th 13th Service Area – Central Maryland Stable regulatory and earnings profile Note: ROE and ROR TTM are based on adjusted earnings See Appendix

28 Customer Supply Overview Leading power and natural gas marketer in North America Wholesale power marketer serving over 16,000 MW of peak load to utilities, co-ops, municipalities, and retail suppliers across North America Leading retail electricity supplier providing energy products and services to over 15,000 customers and over 75 of the Fortune 100 Natural gas provider serving over 7,500 commercial, industrial, municipal, and local gas distribution and power facilities across North America 2008E Gross Margin Retail Power (41%) Retail Gas (15%) Wholesale Power (44%)

29 Constellation’s Customer Supply Business

30 Generation Assets – 9,051 MW as of October 2008

31 Plant Statistics Installed Capacity (MW) % Owned Capacity Owned (MW) Primary Fuel Plant Location Brandon Shores Anne Arundel Co., MD 1,286.00 100.0% 1,286.00 Coal C. P. Crane Baltimore Co., MD 399.00 100.0% 399.00 Oil/Coal Calvert Cliffs Calvert Co., MD 1,735.00 100.0% 1,735.00 Nuclear Conemaugh Indiana Co., PA 1,711.17 10.6% 180.70 Coal Gould Street Baltimore, MD 97.00 100.0% 97.00 Gas H. A. Wagner Anne Arundel Co., MD 995.00 100.0% 995.00 Coal/Oil/Gas Handsome Lake Rockland Twp, PA 267.50 100.0% 267.50 Gas Keystone Armstrong and Indiana Cos., PA 1,710.81 21.0% 359.10 Coal Notch Cliff Baltimore Co., MD 120.00 100.0% 120.00 Gas Perryman Harford Co., MD 355.00 100.0% 355.00 Oil/Gas Philadelphia Road Baltimore City, MD 64.00 100.0% 64.00 Oil Riverside Baltimore Co., MD 228.00 100.0% 228.00 Oil/Gas Safe Harbor Safe Harbor, PA 416.53 66.7% 277.70 Hydro Westport Baltimore City, MD 121.00 100.0% 121.00 Gas Total Mid Atlantic Region 9,506.02 6,485.00 Ginna Ontario, NY 581.00 100.0% 581.00 Nuclear Nine Mile Point Unit 1 Scriba, NY 620.00 100.0% 620.00 Nuclear Nine Mile Point Unit 2 Scriba, NY 1,137.80 82.0% 933.00 Nuclear Total Plants with Power Purchase Agreements 2,338.80 2,134.00 ACE Trona, CA 102.12 31.1% 31.80 Coal Chinese Station Jamestown, CA 19.80 45.0% 8.91 Biomass Colver Township, PA 104.00 25.0% 26.00 Waste Coal Malacha Muck Valley, CA 32.00 50.0% 16.00 Hydro Mammoth Lakes G 1 Mammoth Lakes, CA 6.00 50.0% 3.00 Geothermal Mammoth Lakes G 2 Mammoth Lakes, CA 13.00 50.0% 6.50 Geothermal Mammoth Lakes G 3 Mammoth Lakes, CA 13.00 50.0% 6.50 Geothermal Panther Creek Nesquehoning, PA 80.00 50.0% 40.00 Waste Coal Rio Bravo Fresno, CA 24.30 50.0% 12.15 Biomass Rio Bravo Jasmin Kern Co., CA 35.00 50.0% 17.50 Coal Rio Bravo Poso Kern Co., CA 35.00 50.0% 17.50 Coal Rio Bravo Rocklin Placer Co., CA 24.40 50.0% 12.20 Biomass SEGS IV Kramer Junction, CA 32.87 12.2% 4.00 Solar SEGS V Kramer Junction, CA 24.04 4.2% 1.00 Solar SEGS VI Kramer Junction, CA 33.94 8.8% 3.00 Solar Sunnyside, UT 51.00 50.0% 25.50 Waste Coal West Valley Salt Lake City, UT 200.00 100.0% 200.00 Gas Grand Prairie Alberta, Canada 85-UC 100.0% 0.00 Gas Hillabee Alexander City, AL 740-UC 100.0% 0.00 Gas 830.46 431.56 Total Generating Facilities 12,675.29 9,050.56 Other Total Other As of 10/6/2008 Mid Atlantic Region Plants with Power Purchase Agreements

Constellation Energy
The way energy works.

# MidAmerican Maryland Stakeholder Commitments

- Financial stability for Constellation Energy and BGE
- MidAmerican will ring-fence BGE
- No reduction in force at BGE prior to 2012 related to the transaction
- Constellation Energy and BGE Headquarters to remain in Baltimore
- MidAmerican proposes up to $70MM in BGE customer benefits
- MidAmerican will support the UniStar nuclear joint venture and proposed nuclear plant development at Calvert Cliffs
- MidAmerican support for long-term energy infrastructure investments at BGE

32

33 Maryland PSC Approval Considerations Statutory Criteria: • The acquisition is consistent with the public interest, convenience, and necessity, including benefits and no harm to consumers Considerations: • Financial integrity of BGE • Ring-fencing and code of conduct regulations • Potential impact of the acquisition on rates and charges paid by customers • Potential impact of the acquisition on continuing investment needs • Proposed capital structure that will result from the acquisition • Potential effects on employment • Projected allocation of any expected savings between stockholders and rate payers • Reliability and quality of service issues • Community investment • Affiliate and cross-subsidization issues • Use or pledge of utility assets for the benefit of an affiliate • MidAmerican has proven track record of regulatory success in achieving timely state regulatory approval • PacifiCorp approval achieved in six states in 10 months